The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

LETTER OF TRANSMITTAL
FOR COMMON SHARES OF
EAGLE GRAPHITE CORPORATION

This Letter of Transmittal is for use by registered holders (“Registered Eagle Shareholders”) of common shares (“Eagle Shares”) of Eagle Graphite Corporation (“Eagle”) in connection with the proposed three cornered amalgamation (the “Amalgamation”) under the Canada Business Corporations Act, involving Eagle, 9073329 Canada Inc. (“Amerix Subco”), a wholly owned subsidiary of Amerix Precious Metals Corporation (“Amerix”) and Amerix, that is being submitted for approval at a special meeting of the holders of common shares to be held on December 19, 2014 (the “Meeting”). Eagle Shareholders are referred to the Notices of Special Meetings and Joint Information Circular, dated November 25, 2014 (the “Circular”) prepared in connection with the Meeting that accompanies this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal have the meanings set out in the Circular.

This Letter of Transmittal is for use by Registered Eagle Shareholders only and is not to be used by beneficial holders of Eagle Shares (the “Beneficial Shareholders”). A Beneficial Shareholder does not hold Eagle Shares in its name but such Eagle Shares are held by an Intermediary. If you are a Beneficial Shareholder you should contact your Intermediary for instructions and assistance in delivering your certificates representing Eagle Shares and receiving common shares of Amerix (“Amerix Shares”) for such Eagle Shares.

The Amalgamation is anticipated to close prior to December 31, 2014. If the Amalgamation is completed, then, at the Effective Time, Eagle Shareholders (other than Dissenting Shareholders) will be entitled to receive, in exchange for each Eagle Share, one Amerix Share.

In order to receive the appropriate number of Amerix Shares that a Eagle Shareholder is entitled to receive pursuant to the Amalgamation, Eagle Shareholders are required to deposit the certificate(s) representing their Eagle Shares held by them with Eagle’s legal counsel, Cassels Brock & Blackwell LLP (“Cassels”) at 2100 Scotia Plaza, 40 King Street West, Toronto, ON M5H 3C2, Attention: Chad Accursi. This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all certificates for Eagle Shares deposited in exchange for Amerix Shares pursuant to the Amalgamation, unless otherwise indicated below.

No fractional Amerix Shares shall be issued to Eagle Shareholders. The number of Amerix Shares to be issued to Eagle Shareholders shall be rounded down to the nearest whole Amerix Share in the event that an Eagle Shareholder is entitled to a fractional share.

Eagle Shareholders who do not deliver their Eagle Share certificates and all other required documents to Cassels on or before the date which is six years after the Effective Date will lose their right to receive Amerix Shares for their Eagle Shares.

TO:	CASSELS BROCK & BLACKWELL LLP, at the office set out herein
AND TO:	EAGLE GRAPHITE CORPORATION
AND TO:	AMERIX PREVIOUS METALS CORPORATION

Please read the Circular and the instructions set out below carefully before completing this Letter of Transmittal. Delivery of this Letter of Transmittal to an address other than as set forth herein will not constitute a valid delivery. If Eagle Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner. See Instruction 2.

In connection with the Amalgamation being considered for approval at the Meeting, the undersigned represents and warrants that the undersigned owns the Eagle Shares represented by the share certificate(s) described below (the “Deposited Shares”):

Certificate Number(s)	Name(s) in which Registered	Number of Eagle Shares Represented by Certificate

TOTAL

(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the above form.)

Please check the appropriate box:

[   ]      The undersigned hereby deposits with Cassels the enclosed certificate(s) representing its Deposited Shares for delivery to the Transfer Agent (as defined herein).

OR

[   ]      By checking this box, the undersigned acknowledges that its certificate(s) representing its Deposited Shares are being held by Cassels and irrevocably authorizes and instructs Cassels to deliver to the Transfer Agent the Deposited Shares on the undersigned’s behalf.

It is understood that, upon receipt of this Letter of Transmittal duly completed and signed and of the certificate(s) representing the Deposited Shares (either herewith or by Cassels, as applicable) and following the Effective Time of the Amalgamation, Cassels will cause Amerix’s transfer agent, TMX Equity Transfer Services (the “Transfer Agent”) to deliver to the undersigned certificate(s) representing the Amerix Shares that the undersigned is entitled to receive under the Amalgamation, or to hold at the office of the Transfer Agent such Amerix Shares for pick-up in accordance with the instructions set out below, and the certificate(s) representing the Deposited Shares will forthwith be cancelled. The Transfer Agent’s office is set out on the last page of this Letter of Transmittal.

The undersigned holder of Eagle Shares represents and warrants in favour of Eagle, Amerix, Cassels and the Transfer Agent that: (i) the undersigned is the registered holder of the Deposited Shares and that such Deposited Shares represent all of the Eagle Shares beneficially owned, directly or indirectly, by the undersigned; (ii) such Deposited Shares are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims; (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Deposited Shares and that, when the Amerix Shares are issued, none of Eagle, Amerix, Cassels and the Transfer Agent, or any successor thereto will be subject to any adverse claim in respect of such Deposited Shares; (iv) the Deposited Shares have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Deposited Shares, to any other person; (v) the surrender of the Deposited Shares complies with applicable laws; (vi) all information inserted by the undersigned into this Letter of Transmittal is complete, true and accurate; (vii) unless the undersigned shall have revoked this Letter of Transmittal by notice in writing given to the Depositary by no later than 10:00 a.m. (Toronto time) on December 17, 2014 or, if the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturdays, Sundays and holidays) preceding the date of the reconvened Meeting, the undersigned will not, prior to such time, transfer or permit to be transferred any of such Deposited Shares; and (viii) the payment of the appropriate number of Amerix Shares to the undersigned holder of Eagle Shares will completely discharge any and all obligations of Eagle, Amerix, Cassels and the Transfer Agent with respect to the matters contemplated by this Letter of Transmittal. These representations and warranties shall survive the completion of the Amalgamation.

Except for any proxy deposited with respect to the votes on the Amalgamation Resolution and the Stock Split Resolution in connection with the Meeting, the undersigned revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares and no subsequent authority, whether as agent, attorney-in-fact, proxy or otherwise, will be granted with respect to the Deposited Shares.

The undersigned hereby acknowledges that the delivery of the Deposited Shares shall be effected and the risk of loss to such Deposited Shares shall pass only upon proper receipt thereof by Cassels. The undersigned will, upon request, execute any signature guarantees or additional documents deemed by Cassels to be reasonably necessary or desirable to complete the transfer of the Deposited Shares.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, legal representatives, successors and assigns of the undersigned.

The undersigned instructs Amerix and the Transfer Agent, to mail the certificate(s) representing the Amerix Shares that the undersigned is entitled to pursuant to the Amalgamation, representing consideration for the Deposited Shares promptly after the Effective Time, by first-class insured mail, postage prepaid, to the undersigned, or to hold such certificate(s) for Amerix Shares for the Deposited Shares for pick-up at the office of the Transfer Agent, in accordance with the instructions given below.

If the Amalgamation is not completed or proceeded with, the enclosed certificate(s) and all other ancillary documents will be returned forthwith to the undersigned at the address set out below in Box “D” or, failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the securities register of Eagle.

It is understood that the undersigned will not receive the applicable Amerix Shares under the Amalgamation in respect of the Deposited Shares until the certificate(s) representing the Deposited Shares owned by the undersigned are received by Cassels at the address set forth herein, together with a duly completed Letter of Transmittal and such additional documents as Cassels and/or the Transfer Agent may require, and until the same are processed by Cassels and the Transfer Agent, as applicable. It is understood that under no circumstances will interest, or similar penalty, accrue or be paid on the Amerix Shares issuable in respect of the Deposited Shares in connection with the Amalgamation.

By reason of the use by the undersigned of an English language Letter of Transmittal, the undersigned and each of you shall be deemed to have required that any contract in connection with the delivery of the Amerix Shares pursuant to the Amalgamation through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’utilisation d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par ceci et son acceptation au moyen de la présente letter d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

BOX A	BOX B
PAYMENT AND ISSUANCE	SPECIAL DELIVERY INSTRUCTIONS
INSTRUCTIONS

To be completed ONLY if the Amerix Shares to which the undersigned is entitled pursuant to the Amalgamation is to be sent to someone other than the person shown in Box “A” or to an address other than the address shown on Box “A”

[ ] issue Amerix Shares in the name of:
(please print or type)
[ ] Same address as Box “A”; or
(Name)

(Street Address and Number)

(City and Province or State)	(Name)

(Country and Postal (Zip) Code)	(Street Address and Number)

(Telephone – Business Hours)	(City and Province or State)

Social Insurance Number, Social Security	(Country and Postal (Zip) Code)
Number or Taxpayer Identification Number)

BOX C – SPECIAL PICK-UP INSTRUCTIONS [ ] HOLD FOR PICK-UP AT THE OFFICE OF THE TRANSFER AGENT

BOX D DELIVERY INSTRUCTIONS (in the event the Amalgamation is not completed)

To be completed by all Eagle Shareholders by selecting one box below.

[ ] Mail Certificate(s) to (please fill in address for mailing):
________________________________________________________
________________________________________________________
________________________________________________________
or
[ ] Hold certificate(s) for pick-up at the office of Cassels where the Eagle Shares were deposited.

BOX E – SIGNATURE GUARANTEE	BOX F – SIGNATURE

Signature guaranteed by	Dated: _____________________________
(if required under Instruction 3):

Authorized Signature	(Signature of Eagle Shareholder or authorized
representative)

Name of Guarantor (please print or type)
(Signature of any joint holder)

Address (please print or type)
(Name of Eagle Shareholder)

Area Code and Telephone Number
(Name of Authorized representative)

(Social Insurance Number, Social Security Number
or Taxpayer Identification Number)

(Daytime Telephone Number of Eagle Shareholder
or Authorized Representative)

(Daytime Facsimile Number of Eagle Shareholder
or Authorized Representative)

INSTRUCTIONS

1.	Use of Letter of Transmittal

	(a)	Eagle Shareholders should read the accompanying Circular prior to completing this Letter of Transmittal.

(b)

This Letter of Transmittal duly completed and signed (or an originally signed facsimile copy thereof) together with (i) either accompanying certificate(s) representing the Eagle Shares or, if applicable, confirmation of authorization to Cassels to deliver such certificate(s), and (ii) all other required documents must be sent or delivered to Cassels at the addresses set out on herein. In order to receive the Amerix Shares issuable under the Amalgamation for the Deposited Shares, it is recommended that the foregoing documents be received by the Depositary at the address set out herein by no later than 10:00 a.m. (Toronto time) on December 17, 2014.

(c)

The method used to deliver this Letter of Transmittal and any accompanying certificate(s) representing Eagle Shares, if applicable, and all other required documents is at the option and risk of the Eagle Shareholder and delivery will be deemed effective only when such documents are actually received. Eagle recommends that the necessary documentation be hand delivered to Cassels at the address set out on the back of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Eagle Shareholders whose Eagle Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Eagle Shares. Delivery to an office other than to the specified office does not constitute delivery for this purpose.

(d)

Eagle reserves the right if it so elects in its absolute discretion to instruct Cassels to waive any defect or irregularity contained in any Letter of Transmittal and/or accompanying documents received by it.

2.	Signatures

This Letter of Transmittal must be completed and signed by the holder of Eagle Shares or by such holder’s duly authorized representative (in accordance with paragraph 4 below of these Instructions).

(a)

If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(b)

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s), or if certificates representing Amerix Shares are to be issued to a person other than the registered owner(s):

(i) such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power(s) of attorney duly and properly completed by the registered owner(s); and

(ii)

the signature(s) on such endorsement or share transfer power(s) of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in paragraph 3 below of these Instructions.

(c)

If any of the Deposited Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Deposited Shares.

3.	Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Eagle Shares in Box “F” or if the Amerix Shares are to be issued in a name other than the registered owner(s) of the Eagle Shares, such signature must be guaranteed by an Eligible Institution (see below), or in some other manner satisfactory to Cassels (except that no guarantee is required if the signature is that of an Eligible Institution) in Box “E”. An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share transfer power(s) of attorney is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Eagle, Amerix, Cassels or the Transfer Agent, at their discretion, may require additional evidence of authority or additional documentation.

5.	Delivery Instructions

All certificate(s) representing Amerix Shares to be issued in exchange for the Deposited Shares will be issued in the name of the person indicated in Box “A” and delivered to the address indicated in Box “A” (unless another address has been provided in Box “B”). If any certificate(s) representing Amerix Shares are to be held for pick-up at the offices of the Transfer Agent, complete Box “C”. If neither Box “A” nor Box “B” is completed, any certificate(s) representing Amerix Shares issued in exchange for the Deposited Shares will be issued in the name of the registered holder of the Deposited Shares and will be mailed to the address of the registered holder of the Deposited Shares as it appears on the register of Eagle. Any certificate(s) mailed in accordance with this Letter of Transmittal will be deemed to be delivered at the time of mailing.

6.	Lost Certificates

If a certificate representing Eagle Shares has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to Cassels. Cassels and/or the Transfer Agent will respond with replacement requirements (which may include bonding requirement) that must be satisfied in order for the undersigned to receive the Amerix Shares issuable in accordance with the Amalgamation.

7.	Return of Certificates

If the Amalgamation does not proceed for any reason, any certificate(s) for Eagle Shares received by Cassels will be returned to you forthwith in accordance with your delivery instructions in Box “D”, or failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the securities register of Eagle.

8.	Miscellaneous

(a)

If the space on this Letter of Transmittal is insufficient to list all certificates for Eagle Shares, additional certificate numbers and number of Eagle Shares may be included on a separate signed list affixed to this Letter of Transmittal.

	(b)	If Eagle Shares are registered in different forms (e.g., “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

	(c)	No alternative, conditional or contingent deposits of Eagle Shares will be accepted and no fractional Amerix Shares will be issued.

	(d)	Additional copies of the Letter of Transmittal may be obtained from Cassels at its address set out herein.

	(e)	This Letter of Transmittal will be construed in accordance with and be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

THE TRANSFER AGENT IS:

TMX Equity Transfer Services

The office of the Transfer Agent is:

By: Mail, Registered Mail, Hand or Courier

200 University Avenue, Suite 300
Toronto ON M5H 4H1
Attention: Corporate Actions

Inquiries

Phone Number:    (416) 361-0930
Fax Number:         (416) 361-0470

Any questions and requests for assistance may be directed by holders of Eagle Shares to the Transfer Agent at the telephone number and location set out above.